EXHIBIT 24

                               Bank United Corp.

                               POWER OF ATTORNEY

Know all men by these presents, that each director of Bank United Corp. whose signature appears below and the Authorized Representative in the United States whose signature appears below constitutes and appoints Barry C. Burkholder and Jonathon K. Heffron and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the registration statement on Form S-1 to be filed with the Securities and Exchange Commission, and any or all amendments, including post-effective amendments, and supplements thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

       Signatures                          Title                      Date
-------------------------------           --------                    ----
/s/ LEWIS S. RAMIERI                      Director               October 9, 1997
    Lewis S. Ranieri

/s/ SALVATORE A. RANIERI                  Director               October 9, 1997
    Salvatore A. Ranieri

/s/ BARRY C. BURKHOLDER                   Director               October 9, 1997
    Barry C. Burkholder

/s/ LAWRENCE CHIMERINE, PH. D.            Director               October 9, 1997
    Lawrence Chimerine, Ph. D.

/s/ DAVID M. GOLUSH                       Director               October 9, 1997
    David M. Golush

/s/ PAUL M. HORVITZ, PH. D.               Director               October 9, 1997
    Paul M. Horvitz, Ph. D.

/s/ ALAN E. MASTER                        Director               October 9, 1997
    Alan E. Master

/s/ ANTHONY J. NOCELLA                    Director               October 9, 1997
    Anthony J. Nocella

/s/ SCOTT A. SHAY                         Director               October 9, 1997
    Scott A. Shay

/s/ PATRICIA A. SLOAN                     Director               October 9, 1997
    Patricia A. Sloan

/s/ MICHAEL S. STEVENS                    Director               October 9, 1997
    Michael S. Stevens

/s/ KENDRICK R. WILSON III                Director               October 9, 1997
    Kendrick R. Wilson III